                                                  DRAFT - SUBJECT TO NEGOTIATION

                              4,000,000 Shares(1)

                                 MEDIABAY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                March ____, 2000

ROTH CAPITAL PARTNERS, INC.
L.H. FRIEND, WEINRESS, FRANKSON & PRESSON, LLC
PENNSYLVANIA MERCHANT GROUP

As Representatives of the several Underwriters
c/o ROTH CAPITAL PARTNERS, INC.
24 Corporate Plaza
Newport Beach, California  92660

Ladies and Gentlemen:

         MediaBay, Inc., a Florida corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed on Schedule A hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:


         1. Description of Shares.

            The Company proposes to issue and sell 4,000,000 shares of its authorized and unissued common stock, no par value (the "Firm Shares"), to the several Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to 600,000 additional shares of the Company's common stock, no par value (the "Option Shares") solely for the purpose of covering over-allotments, as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of common stock, no par value, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."

         2. Representations, Warranties and Agreements of the Company.

              The Company represents and warrants to and agrees with each Underwriter that:


------------------------
         (1) Plus an option to purchase up to 600,000 additional shares to cover over-allotments.

                  (a) A registration statement on Form SB-2 (File No. 333-95793) with respect to the Shares, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such prospectuses and abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations (a "462 Registration Statement") as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments together with each exhibit filed therewith, of each related prospectus contained or filed as part of any pre-effective amendment to such registration statement or filed pursuant to Rule 424(a) (the "Preliminary Prospectuses") and of any abbreviated 462 Registration Statement have been delivered to you.

                  If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus, or, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits (including exhibits incorporated by reference), in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any 462 Registration Statement after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of any 462 Registration Statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of the Representatives, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a






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term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.
If in reliance on Rule 434 of the Rules and Regulations and with the consent of the Representatives, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or, to the Company's knowledge, instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof or information omitted from the Registration Statement or Prospectus or any amendment or supplement thereto relating to any Underwriter.

                  (c) If the Company has elected to rely on Rule 462(b) and the Rule 462 Registration Statement has not been declared effective (i) the Company has filed a Rule 462 Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462 Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

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                  (d) Each of the Company and its direct and indirect
subsidiaries (hereinafter, the "Subsidiaries") is duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries taken as a whole, (hereinafter, a "Material Adverse Effect"); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and the Subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws and no event has occurred which, with notice or lapse of time or both, would constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which either the Company or any of its Subsidiaries is a party or by which their properties or assets may be bound. Neither the Company nor any of its Subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties except where such violation would not have a Material Adverse Effect.

(e) Each of the Company and its Subsidiaries has the corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound, except where such breach, violation or default would not have a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement, (ii) the charter or bylaws of the Company or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties, except where such breach, violation or default would not have a Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement. No further approval or authorization of any shareholder or the Board of Directors of the Company is required for the issuance and sale or transfer of the Shares except as may be required under the Act or under state, or other securities or Blue Sky laws. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties or any other party is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act or in connection with listing the Shares on NMS (as hereinafter defined), which requirements have been satisfied in all material respects, and except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), or under state, or other securities or Blue Sky laws.

                  (f) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim or proceeding against either the Company or any of its Subsidiaries, any of Company's or any of its Subsidiaries' officers, any of its properties, assets or rights before any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries, its officers, its properties, or otherwise which (i) might, individually or in the aggregate, result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or its Subsidiaries, taken as a whole (a "Material Adverse Change"), or, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed. There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. Neither the Company nor its Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, administrative agency, regulatory body, government or governmental agency or body domestic or foreign, that could be expected to result in a Material Adverse Change. Each of the Company and its Subsidiaries has conducted and is conducting its business in compliance with all applicable federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect on the Company.

                  (g) All outstanding shares of capital stock of each of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus. The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Shares to be issued and sold by the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the

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Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold to the Underwriters free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Except as set forth in the Prospectus, no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issuance and sale thereof, other than those that have been satisfied or expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. Except as disclosed in the Registration Statement, Prospectus and the financial statements of the Company, and the related notes thereto included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options (the "Plan Options"), or other rights granted and exercised thereunder, set forth in the Prospectus fairly and accurately presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding Plan Options have been duly authorized and issued in compliance with the option plan pursuant to which such option was granted and with all federal and state securities laws and the Florida Business Corporation Act.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as set forth in the Registration Statement and Prospectus, there has not been (i) any Material Adverse Change, (ii) any transaction that is material to either the Company or any of its Subsidiaries, (iii) any material obligation, direct or contingent, incurred by either the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iv) any material change in the capital stock or outstanding indebtedness for borrowed money of either the Company or any of its Subsidiaries, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of either the Company or any of its Subsidiaries, (vi) any default in the payment of principal of or interest on any outstanding debt obligation which is not being repaid from the net proceeds of the offering, or (vii) any loss or damage (whether or not insured) to the property of either the Company or any of its Subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect.

                  (i) Except as set forth in the Registration Statement and Prospectus, (i) each of the Company and its Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect and liens for taxes not yet due and payable, (ii) the agreements to which either the Company or any of its Subsidiaries is a party described in, or filed as exhibits to, the Registration Statement and Prospectus are valid agreements, enforceable by the Company or its Subsidiaries, as the case may be, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) and, to the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) either the Company or

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its Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in the Registration Statement and Prospectus, the Company and its Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  (j) Deloitte & Touche, LLP, KPMG LLP, PriceWaterhouseCoopers LLP and BD&A Certified Public Accountants, Ltd., who have delivered their reports with respect to the audited financial statements of the Company, Audio Books Direct and Radio Spirits, Inc. and the audited carve-out financial statements of the Columbia House Audiobook Club, together with the related schedules and notes, filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, Audio Books Direct and Radio Spirits, Inc. and the audited carve-out financial statements of the Columbia House Audiobook Club, together with the related schedules and notes, and any unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present, in all material respects, the financial position and the results of operations of the Company, Audio Books Direct, Radio Spirits and The Columbia House Audiobook Club at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, Audio Books Direct and Radio Spirits, Inc. and the audited carve-out financial statements of the Columbia House Audiobook Club, together with the related schedules and notes, and any unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be otherwise stated therein. The selected and summary financial data included in the Registration Statement fairly present, in all material respects, the information shown therein at the respective dates and for the respective periods for which they apply, and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                  (k) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (l) Each of the Company and its Subsidiaries has timely filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, might be asserted against the Company or any of its Subsidiaries that might have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of each of the Company and its Subsidiaries.

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                  (m) Each of the Company and its Subsidiaries maintains
insurance with insurers of recognized financial responsibility of the types and in the amounts which are adequate or which are otherwise required by any agreement to which either the Company or a Subsidiary is a party, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiaries against theft, damage, destruction, acts of vandalism, products liability, errors and omissions, and all other risks customarily insured against, all of which insurance is in full force and effect. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (n) No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is imminent. The Company is not aware of any existing or imminent work stoppage or labor strike by the employees of any of the Companies' or any of its Subsidiaries' principal suppliers, subcontractors, distributors (domestic or foreign) that might be expected to result in a Material Adverse Change. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                  (o) If any full-time employee identified in the Prospectus has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or its Subsidiaries, such employee is neither in violation thereof nor is expected to be in violation thereof solely as a result of the business conducted or expected to be conducted by the Company as described in the Prospectus or such person's performance of his or her obligations to the Company. [Substantially all] employees engaged by or on behalf of the Company or any of its Subsidiaries to render services for the Company or any of its Subsidiaries have entered into an agreement with the Company or such Subsidiary, as the case may be, providing for terms and conditions of non-disclosure and confidentiality in connection with such services ("Confidentiality Agreements"). To the Company's knowledge, the Confidentiality Agreements are the legal, valid, binding and enforceable instruments of the employees, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). To the Company's knowledge, no employee of the Company is in violation of any Confidentiality Agreement. [Each Officer] of the Company or any of its Subsidiaries has entered into an agreement with the Company or such Subsidiary, as the case may be, providing for terms and conditions of non-disclosure, non-competition and confidentiality ("Officer Confidentiality Agreements"). To the Company's knowledge, the Officer Confidentiality Agreements are the legal, valid, binding and enforceable instruments of the Officers, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). To the Company's knowledge, no Officer of the Company is in violation of any Officer Confidentiality Agreement.

                  (p) The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is approved for listing on the Nasdaq National Market System ("NMS"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NMS, nor has the Company received any notification that the Commission or NMS is contemplating terminating such registration or quotation.

                  (q) Each of the Company and its Subsidiaries owns or possesses rights to use all patents, patent rights, patent licenses, inventions, trade secrets, trademarks, service marks, trade names, copyrights, service names, mask works, technology, know-how and other proprietary intellectual rights which are necessary to conduct its business as now conducted and as described in the Registration Statement and Prospectus, except where the failure to do so would not have a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a Material Adverse Effect. The Company or its assignor has duly and properly filed with the U.S. Patent and Trademark Office all pending trademark and service mark applications (the "Trademark Applications") referred to in the Registration Statement and Prospectus. The information contained in the Registration Statement and Prospectus concerning the Trademark Applications and patents owned by or licensed to the Company or its Subsidiaries is accurate in all material respects. Neither the Company nor any of its Subsidiaries has received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of either the Company or any of its Subsidiaries by others with respect to any patents, patent rights, inventions, trade secrets, trademarks, service marks, trade names, copyrights, mask works, technology or know-how. Neither the Company nor any of it Subsidiaries has received any notice of, nor has it any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

                  (r) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                  (s) Each of the Company and such Subsidiaries has submitted all reports and other documentation necessary to be submitted in accordance with all foreign regulatory orders, laws and regulations in jurisdictions in which the Company or such Subsidiary is conducting business except where such failure would not have a Material Adverse Effect. Neither the Company nor any such Subsidiaries has received notification of violation of any applicable statute, rule, regulation or order administered or issued by any foreign administrative agency, regulatory body, government or governmental agency in foreign jurisdictions in which it is conducting business.

                  (t) Except as set forth in the Registration Statement and Prospectus, (i) each of the Company and its Subsidiaries is in compliance with all laws, orders, rules and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment

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("Environmental Laws") which are applicable to its business except where failure to do so would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has received notice from any administrative agency, regulatory body, government, governmental authority or third party of an asserted claim under Environmental Laws, (iii) neither the Company nor any of its Subsidiaries will be required to make material capital expenditures to comply or cause its Subsidiaries to comply with Environmental Laws in the foreseeable future and (iv) no property which is, or has been, owned, leased or occupied by the Company or an of its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended, or otherwise designated as a contaminated site under applicable state or local law.

                  (u) The Company has not distributed, and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                  (v) Neither the Company nor any of its Subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign or domestic office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign or domestic governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable law.

                  (w) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.


                  (x) Except as otherwise set forth in the Registration Statement and the Prospectus, each officer and director of the Company, and each person listed on Schedule B attached hereto has agreed in writing (each such writing, a "Lock-Up Agreement") that such person will not, except as set forth in such Lock-Up Agreements, for the applicable period set forth in such Lock-Up Agreements, offer or sell any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Securities"), now owned or hereafter acquired by such person. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Lock-Up Agreements are the legal, valid, binding and enforceable instruments of the parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting rights generally or by general equitable principles and rules of law governing specific performance, estoppel, waiver, injunctive relief, and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (y) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any shareholder who owns beneficially more than five percent (5%) of the Common Stock of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                  (z) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its officers or directors is a party to any arrangements or understandings, whether oral or written, nor has the Company or any such person made any payments for commissions or similar payment in connection with the transactions contemplated by this Agreement.

                  (aa) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, other than those who have entered into Lock-up Agreements and waived any applicable registration rights with respect to the Registration Statement.

                  (bb) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the Act or the Rules and Regulations to be described in the Registration Statement and the Prospectus that is not described as so required.

                  (cc) The Preliminary Prospectuses and Prospectus delivered to the Underwriters for use in connection with this offering were identical to the versions of the Preliminary Prospectuses and Prospectuses created to be transmitted to the Commission for filing via Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

                  (dd) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         3. Purchase, Sale and Delivery of Shares.

                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the respective number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10).

                  Arrangement for electronic transfer of, or delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer in same day funds, at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, Philadelphia, Pennsylvania (or at such other place as may be agreed upon between the Representatives and the Company), at 10:00 A.M. Eastern Standard Time, on ______________, 2000 or such other date as the Representatives and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 11 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 4(4) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representatives. The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location including, as you may reasonably request at least two (2) full business days prior to the Closing Date and will be in such names and denominations as you may request. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                  It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                  After the Registration Statement becomes effective, the several Underwriters intend to make a public offering (as such term is described in Section 11 hereof) of the Firm Shares at a public offering price of $______ per share.

         4. Further Agreements of the Company.

         The Company covenants and agrees with each of the Underwriters that:


                  (1) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will use its best efforts to cause any 462 Registration Statement as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any 462 Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence reasonably satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or
(4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence reasonably satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations have been filed, within the time period prescribed, with the Commission pursuant to subparagraph (7) of Rule 424(b) of the Rules and Regulations. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence reasonably satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you object, subject, however, to compliance with the Act and the Rules and Regulations and the provisions of this Agreement.


                  (2) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its prompt withdrawal if such stop order should be issued.

                  (3) The Company will arrange for qualification (including by providing full cooperation with Underwriter's Counsel, whose services in this matter are required and which you and the Company will seek to expedite) of the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction for such purpose.

                  (4) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, copies of each Registration Statement (which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if the Representatives, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

                  (5) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement, complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                  (6) During a period of three (3) years after the date hereof, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, and (iii) as soon as they are available, copies of all reports (financial or other) mailed to all of the Company's shareholders. During such three (3) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and such subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                  (7) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (8) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

                  (9) If at any time during the earlier of the forty-five (45) day period after the Registration Statement becomes effective or the date on which all of the Option Shares are purchased, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith consult with you concerning the substance of and whether to disseminate a press release or other public statement, commenting on such rumor, publication or event.

                  (10) The Company will cause the Securities to be included for quotation on NMS following the Firm Closing Date.

                  (11) For the period from the date hereof until 120 days after the date hereof, the Company will not, in connection with a Financing Transaction, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, except for issuances pursuant to the exercise or conversion of securities of the Company outstanding on the date hereof pursuant to the terms of such securities as of the date hereof and to the extent not prohibited by applicable contractual obligations of such security holders. For purposes of this Agreement, the term "Financing Transaction" shall mean any transaction or series or combination of transactions engaged in, directly or indirectly, by the Company for the primary purpose of raising capital. The term Financing Transaction shall not include a transaction engaged in by the Company for a bona fide strategic business purpose approved by the Company's board of directors and not for the primary purpose of raising capital. Notwithstanding the foregoing, the Company may, with the consent of Roth Capital Partners, Inc., which consent shall not be unreasonably withheld, issue options or warrants to purchase Common Stock in connection with obtaining a line of credit.

                  5. Expenses.

                  (a) The Company agrees with each Underwriter that:

                  (1) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, any Blue Sky filing fees and related expenses, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings any Blue Sky qualifications); all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder; [and accountable expenses of the Underwriter (including legal fees and expenses of Underwriter's counsel) up to a maximum of $ .] The provisions of this Section 5(a)(1) are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay.

                  (2) In addition to its other obligations under Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company. Any such interim reimbursement payments which are not made to the Underwriters, or any such return of reimbursement payments which are not made to the Company within thirty
(30) days of a request for reimbursement or determination that any interim reimbursement payment is improper, as the case may be, shall bear interest, compounded daily, determined on the basis of the prior rate (or other commercial lending rate for borrowers of the highest credit standing) listed in The Wall Street Journal on and from the date of such request or the date of such determination, as the case may be.

                  (b) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 5(a)(2) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Section 5(a)(2) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(d) hereof.

         6. Conditions of Underwriters' Obligations.

            The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 4:30 P.M., Eastern Standard Time, on the date following the date of this Agreement, or such later date and time as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise in accordance with Section 4(1) of this Agreement) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

                  (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may have reasonably requested to enable them to pass upon the matters referred to in this Section.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

                  (d) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, the opinion of Blank Rome Tenzer Greenblatt LLP, counsel for the Company, dated as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially to the effect that:

                        (1) Each of the Company and its Subsidiaries has been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation;

                        (2) Each of the Company and its Subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                        (3) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires, except where the failure to so qualify would not have a Material Adverse Effect;

                        (4) To such counsel's knowledge, the authorized, capital stock of the Company is as set forth in the Prospectus as of the dates stated therein. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the Company's Articles of Incorporation or bylaws or in violation of or subject to any preemptive right, co-sale right, registration right, or right of first refusal or other similar right, whether statutory, contained in the Company's Articles of Incorporation or bylaws or in any other agreement or contract known to such counsel to which the Company is a party.

                        (5) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be validly issued and fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or, to the best of such counsel's knowledge, other similar right, whether statutory, contained in the Company's Articles of Incorporation or bylaws or in any other agreement or contract known to such counsel to which the Company is a party; and the forms of certificates evidencing the Shares comply with Florida law;

                        (6) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                        (7) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, is a valid and binding agreement of the Company, enforceable in accordance with its terms, and except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws and court decisions relating to or affecting creditors' rights generally, (b) general principles of equity, regardless of whether applied in a proceeding at law or in equity, (c) judicial imposition of an implied covenant of good faith and fair dealing, and (d) federal or state laws or public policy relating to the enforceability of the indemnification and contribution provisions set forth in this Agreement;

                        (8) Based solely on telephone calls made to the Commission on the Effective Date, the Closing Date and on such later date on which Option Shares are purchased, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, threatened under the Act;

                        (9) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules), financial data derived therefrom (including
Exhibit 27.1 to the Registration Statement) and other financial and statistical data and information contained therein or excluded therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                        [(10) The information in the Prospectus under the caption "Description of Capital Stock," the information in the Prospectus concerning the number of shares of common stock which are restricted shares under the Securities Act of 1933, the number of restricted shares eligible for sale in the public market and the date when all restricted shares will be available for sale in the public market described in the Prospectus and the information in the Prospectus under the caption "Business--Legal Proceedings," has been reviewed by such counsel and is a fair summary of such matters;]

                        [(11) The statements in the Prospectus summarizing the Business Corporation Act of the State of Florida, (b) the description in the Prospectus of the Articles of Incorporation and bylaws of the Company, and (c) the statements, contained in the Prospectus under the caption "Shares Eligible for Future Sale," regarding Rule 144 promulgated under the Act, are accurate in all material respects.]

                        [(12) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes fairly present in all material respects the information required to be presented by the Act and the applicable Rules and Regulations;]


                        (13) The performance of the Company's obligations pursuant to this Agreement will not (a) result in any violation of the Articles of Incorporation or bylaws of the Company or any of its Subsidiaries or (b) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or by which its properties are bound, or any applicable statute, rule or regulation generally applicable to transactions of the type contemplated hereunder or any order, writ or decree of any court, government or governmental agency or body that could reasonably be expected to have jurisdiction over the Company or any of its properties or operations which such breach, conflict, violation or default could reasonably be expected to have a Material Adverse Effect;

                        (14) [To such counsel's knowledge,] no consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of the Company's or its Subsidiaries' properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (i) such as have been obtained under the Act or in connection with listing the Shares on NMS or (ii) such as may be required by the NASD or under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                        (15) To such counsel's knowledge, each of Company and its Subsidiaries is not in violation of its respective charter or bylaws.

                        (16) Except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company, have, with respect to the offering contemplated hereby and thereby, waived such rights and entered into the Lock-up Agreements; and

                        (17) Except as set forth in the Registration Statement and the Prospectus, there is no actual or, to the knowledge of such counsel after due inquiry, threatened action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques or technology, including, processes and substances, owned by or affecting the business operations of the Company or any of its Subsidiaries which are pending or threatened against the Company or any of its Subsidiaries and which action, suit, claim or proceeding could reasonably be expected to have a Material Adverse Effect.

                  In addition, such counsel shall state that although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and, except as set forth in the opinion, have not undertaken any independent investigation to determine the existence or absence of such factual conditions and circumstances, based upon such counsel's participation in discussions with representatives of the Company, representatives of the Representatives and counsel to the Representatives in connection with the preparation of the Registration Statement and Prospectus contained therein or excluded therefrom, nothing has come to the attention of such counsel which leads such counsel to believe that the Registration Statement (other than the financial statements (including supporting schedules)), other financial information derived therefrom (including Exhibit 27.1 to the Registration Statement) and other financial, numeric and statistical data and information contained therein or excluded therefrom, as to which such counsel need express no opinion), on the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Counsel rendering the foregoing opinion may rely, as to matters of fact, to the extent such counsel deems proper, upon appropriate certificates of executive officers of the Company, of the Company's transfer agent and of government officials. Such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Florida, or the federal laws of the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of counsel qualified to pass on the laws of such jurisdiction; provided, however, that the foregoing opinion shall also state that the Underwriters are justified in relying upon such counsel and copies of such opinion shall be delivered to you and Underwriter's counsel. References to the Registration Statement and the Prospectus in this subsection (d) shall include any amendment or supplement thereto at the date of such opinion. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel.

                  (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.


                  (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter, or letters from Deloitte & Touche, LLP, addressed to the Underwriters, dated the Closing Date or such later date on which Option shares are to be purchased, as the case may be (in each case, the "Bring Down Letter"), confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in the letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), dated the date hereof, or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since its date, or to reflect the availability of more recent financial statements, data or information. The Bring Down Letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgement, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter shall be addressed to or for the use of the Underwriters and the Company's Board of Directors in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheets of the Company as of December 31, 1999 and December 31, 1998, respectively, and related statements of operations, changes in shareholders' equity (deficit) and cash flows for the twelve months ended December 31, 1999 and December 31, 1998, respectively, (iii) state that nothing came to their attention that caused them to believe that the financial statements included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and that any adjustments thereto have not been properly applied to the historical amounts in the compilation of such statements, and (iv) address other matters agreed upon by Deloitte & Touche LLP and you.

                  References to the Registration Statement and the Prospectus in the preceding subparagraph (f) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                  (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company (in their respective capacities), to the effect that, and you shall be satisfied that:

                        (1) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date and such later date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions (unless waived) on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                        (2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                        (3) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to information contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof or information omitted from the Registration Statement or Prospectus or any amendment or supplement thereto relating to any Underwriter; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                        (4) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock (other than exercises of options and warrants outstanding on the Effective Date or conversions of convertible notes outstanding on the Effective Date) or outstanding indebtedness of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole or is out of the ordinary course of business of the Company or such Subsidiary , (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not covered by insurance) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

                  (h) The Company shall have obtained and delivered to you the Lock-up Agreements complying with the provisions of this Agreement and Schedule B hereof.

                  (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                  [(j) The Company shall have obtained an insurance policy, in form and substance and with an insurer satisfactory to Roth Capital Partners, Inc. in their sole discretion, providing for coverage substantially similar to the Company's present officers' and directors' liability insurance coverage and which is in a face amount of no less than double the amount of the Company's current insurance coverage and which such insurance policy shall name as an insured party Roth Capital Partners, Inc. and each person, if any, who controls Roth Capital Partners, Inc. within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and shall cover all losses, claims, damages, or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are caused by, related to or based upon or in connection with the matters set forth in subparagraphs (i) through (iv) of paragraph (a) of Section 8 hereof accruing or asserted from the date hereof through no less than three years from the Closing Date.]

                  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         7. Option Shares.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase the Option Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof (the "Option"). The Option may be exercised by the Representatives on behalf of the several Underwriters on one or more occasions in whole or in part during the period of forty-five (45) days after the date on which the Firm Shares are initially offered to the public by giving written notice (the "Option Notice") to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of the Option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of the Option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares, or as otherwise agreed among the several Underwriters.

                  Arrangement for electronic transfer of or delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the Option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer in same day funds. In the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by them by reason of such breach. Such delivery and payment shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania, or at such other place as may be agreed upon between the Representatives and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Date, or (ii) on a date which shall not be earlier than the second
(2nd) full business day following the date the Company receives written Notice of the Option and shall not be later than the third (3rd) full business day following the date the Company receives written Notice of the Option, if such notice is received by the Company after the date two (2) full business days prior to the Closing Date.

                  The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location, as you may reasonably request at least two (2) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

                  It is understood that each of you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.


                  (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, to the conditions set forth in Section 7 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the satisfaction of any of the conditions herein contained.

         2. Indemnification and Contribution.


                  (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject (including, without limitation, in its capacity as an Underwriter), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained,
(ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, [or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares furnished by the Company, including without limitation, slides, videos, films and tape recordings,] and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished (or not furnished in the case of an omission or alleged omission of information relating to any Underwriter) to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished (or not furnished in the case of an omission or alleged omission of information relating to any Underwriter) to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                  The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which such Underwriter may otherwise have.


                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 except to the extent that it has been prejudiced by such omission. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, and that it is a conflict for the indemnified party or parties to be represented by such counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a), 8(b), or 8(c) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

                  (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the public offering price (less the underwriting discount), and the Company and Norton Herrick are responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of damages which such Underwriter has otherwise been required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

                  (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

         9. Representations, Warranties, Covenants and Agreements to Survive Delivery.

             All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company, or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. Substitution of Underwriters.

             If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

             If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four (24) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 10, (i) the

Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement, supplements to the Prospectus or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

              In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 10, then the Company shall not be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

         The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 10.

         11. Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at the earlier of
(i) 9:30 A.M., Eastern Standard Time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in this
Section 11 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided herein.


                  (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement hereunder on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled in all material respects, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the NMS or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your sole judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections [5(a)(1) and
(2), 5(b) and 8] hereof. Any termination pursuant to any of subparagraphs (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections [5(a)(1) and (2), 5(b) and 8].

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

                     12. Notices.

                     All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter), and deemed given when received, to the addresses set forth below:


                      If to the Underwriters:

                           c/o Roth Capital Partners, Inc.
                           18301 Von Karman, Suite 100
                           Irvine, California 92715
                           Facsimile Number: (714) 852-9603
                           Attention: General Counsel

                      With a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers, LLP 260 South Broad Street
                           Philadelphia, PA, 19102
                           Facsimile Number: (215) 568-6603
                           Attention: Stephen T. Burdumy, Esq.





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

                      If to the Company:

                           MediaBay, Inc.
                           2295 Corporate Blvd., N.W.
                           Suite 222
                           Boca Raton, Florida 33421
                           Facsimile Number: (___)___________
                           Attention: Chief Executive Officer

                      With a copy to:

                           Blank Rome Tenzer Greenblatt LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY 10174
                           Facsimile Number: (212) 885-5001
                           Attention: Robert J. Mittman, Esq.

                  13. Parties.

                  This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

                  In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Roth Capital Partners, Inc. on behalf of you.

                  14. Applicable Law.

                  The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by, and construed in accordance with, the laws of the State of California.

                  15. Consent to Jurisdiction and Service of Process.

                  All judicial proceedings arising out of or relating to this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the state of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 14. The parties accept for themselves and in connection with their respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 14 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement.

              16. Counterparts.

              This Agreement may be executed by facsimile and in one or more counterparts, each of which will constitute an original and all of which taken together shall constitute one and the same agreement.

              17. Information Supplied by Underwriters.

              The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter to the Company for use in the Registration Statement or Prospectus for the purposes of Section 8 hereof.





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



If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    MEDIABAY, INC.




                                    By: ________________________________________
                                        Michael Herrick, Chief Executive Officer


Accepted as of the date first above written:


ROTH CAPITAL PARTNERS, INC.
L.H. FRIEND, WEINRESS, FRANKSON, &
PRESSON, LLC
PENNSYLVANIA MERCHANT GROUP


On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.

By: ROTH CAPITAL PARTNERS, INC.



By: ___________________________________
    Name:
    Title:
    For and on behalf of the Representatives








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                                   SCHEDULE A

                                                    Number of Firm Shares
                  Underwriters                        To Be Purchased
-----------------------------------------------  -------------------------------
Roth Capital Partners, Inc.

L.H. Friend, Weinress, Frankson & Presson, LLC

Pennsylvania Merchant Group


              TOTAL








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



                                   SCHEDULE B